UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2022, Flux Power, Inc. (“Flux”), a wholly-owned subsidiary of Flux Power Holdings, Inc. (the “Registrant” and together with Flux, the “Company”), and the Registrant entered into a Second Amendment to Loan and Security Agreement (“Second Amendment”) with Silicon Valley Bank (“SVB”), which amended certain terms of the Loan and Security Agreement dated November 9, 2020, as amended on October 29, 2021 (together with the Second Amendment, the “Agreement”), including but not limited to, (i) to increase the amount of the revolving line of credit from $6.0 million to $8.0 million (the “Credit Facility”), (ii) to change the financial covenants of the Company from tangible net worth of the Company to adjusted EBITDA (as defined in the Second Amendment) on a trailing six (6) month basis and liquidity ratio certified as of the end of each month pursuant to the calculations set forth therein, and (iii) to allow for the assignment and transfer by SVB of all of its obligations, rights and benefits under the Agreement and Loan Documents (as defined in the Agreement and except for the Warrants).

In addition, under the Second Amendment, the interest rate terms for the outstanding principal under the Credit Facility was amended to accrue interest at a floating per annum rate equal to the greater of either (A) Prime Rate plus three and one-half of one percent (3.50%) or (B) seven and one-half of one percent (7.50%). Interest payment is due monthly on the last day of the month. Pursuant to the Second Amendment, the Registrant agreed to pay SVB a non-refundable amendment fee of Five Thousand Dollars ($5,000.00) and SVB’s legal fees and expenses incurred in connection with the Second Amendment.

In connection with the Second Amendment, the Registrant will also issue warrants (“Warrants”) to SVB and its designee, SVB Financial Group, to purchase up to 40,806 shares of common stock of the Registrant (the “Warrant Shares”) at an exercise price of $2.23 per share pursuant to the terms set forth therein. The Warrants expire on June 23, 2034.

The foregoing description of the Second Amendment and the Warrants do not purport to be a complete description of the terms and is qualified in its entirety by reference to the full text of the Second Amendment and the Warrants, which are attached hereto as Exhibit 10.1 and Exhibit 4.1 respectively to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. In connection with the entry into the Second Amendment, on June 23, 2022, the Registrant issued the Warrants to SVB, which is exercisable for 40,806 shares of Common Stock of the Registrant. The Warrants will be exercisable immediately from the date of issuance, will expire on the twelve (12) year anniversary of the date of issuance and will have an exercise price of $2.23 per share, pursuant to the terms set forth therein. In addition, under the terms of the Warrants, upon receipt of the Warrants, SVB will transfer all of its rights, title and interest in and to the Warrants to its parent company, SVB Financial Group.

The offer and sale of the Warrants and Warrant Shares (the “Securities”) were made to an accredited investor in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the Securities were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
4.1	Warrant to Purchase Stock, dated June 23, 2022, issued to Silicon Valley Bank
10.1	Second Amendment to Loan and Security Agreement, dated June 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt
Chief Executive Officer

Dated: June 28, 2022